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                                                                    EXHIBIT 2(c)

                           WARRANT PURCHASE AGREEMENT
                           --------------------------

         THIS WARRANT PURCHASE AGREEMENT (this "Agreement") is made as of May 22, 1997, between HUNTINGTON BANCSHARES INCORPORATED, a Maryland corporation ("Huntington"), and THE BANK OF WINTER PARK, a Florida banking corporation ("Winter Park Bank").

                                    RECITALS

         A. Concurrently herewith, The Huntington National Bank, a national banking association that is a wholly owned subsidiary of Huntington ("Huntington Bank"), and Winter Park Bank have entered into a certain Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), and Huntington, Huntington Bank, and Winter Park Bank have entered into a Supplemental Agreement, dated as of the date hereof (the "Supplemental Agreement"), which provide for the merger of Winter Park Bank into Huntington Bank (the "Merger"). The Merger Agreement and the Supplemental Agreement are sometimes hereinafter collectively referred to as the "Merger Documents." All capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Merger Documents.

         B. As a condition to Huntington's and Huntington Bank's entering into the Merger Documents and in consideration therefor, Winter Park Bank has agreed to issue to Huntington a warrant or warrants entitling Huntington to purchase up to a total of 102,856 shares of Winter Park Common, on the terms and conditions set forth herein.

                                   AGREEMENT:

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

         SECTION 1. ISSUANCE, DELIVERY, AND EXERCISE OF THE WARRANT. Concurrently with the execution of the Merger Documents and this Agreement, Winter Park Bank shall execute a warrant in favor of Huntington in the form attached as Attachment 1 hereto (the "Warrant") to purchase up to a total of 102,853 shares of Winter Park Common at a purchase price equal to $30.00 per share (the "Exercise Price"), subject to adjustments as provided in the Warrant. The holder of the Warrant from time to time is hereinafter referred to as the "Holder." The Warrant shall be exercisable in accordance with the terms and conditions set forth therein. Promptly after the date hereof, the parties shall apply to the Florida Department of Banking and Finance (the "Florida Banking Department") for approval of the issuance of the Warrant and the parties agree to use their best efforts to obtain such approval. Upon its execution thereof, Winter Park Bank shall deliver the Warrant to Shutts & Bowen, acting as escrow agent for the parties, to be held by Shutts & Bowen in escrow until such time as the Florida Banking Department shall have approved the Warrant, whereupon Shutts & Bowen shall promptly deliver the Warrant to Huntington. If the Warrant is disapproved by the Florida Banking Department or is not approved by the Florida Banking Department prior to the termination of the Warrant in accordance with its terms, Shutts & Bowen shall thereupon return the Warrant to Winter Park Bank. The parties hereby agree that Shutts & Bowen shall have no liability to any party in connection with the performance of its responsibilities as escrow agent hereunder except for gross negligence or willful misconduct in the performance of such obligations.

         SECTION 2. REGISTRATION RIGHTS. If, at any time after the Warrant becomes exercisable in accordance with its terms, Winter Park Bank shall receive a written request therefor from the Holder, Winter Park Bank shall prepare and file a registration statement under 12 C.F.R. Part 335 (the "Registration Provisions") if necessary in the opinion of counsel for the Holder in order to permit the sale or other disposition of any or all shares of Winter Park Common that have been acquired by the Holder pursuant to an exercise of the Warrant in accordance with the intended method of sale or other disposition stated by the Holder in such request. The registration statement shall cover at least such number of shares of Winter Park Common as the Holder shall specify in the request and shall use its best efforts


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to cause such registration statement to become effective; provided, however, that the Holder shall only have the right to request three such registrations. Without the written consent of the Holder, neither Winter Park Bank nor any other holder of securities of Winter Park Bank may include securities in such registration.

         SECTION 3. "PIGGYBACK" RIGHTS. If, at any time after the Warrant becomes exercisable in accordance with its terms, Winter Park Bank shall determine to proceed with the preparation and filing of a registration statement under the Registration Provisions in connection with the proposed offer and sale for money of any of its securities (other than in connection with a dividend reinvestment, employee stock purchase, stock option, or similar plan or in connection with an acquisition where Winter Park is the surviving corporation and uses Winter Park Common shares as consideration) by it or any of its security holders, Winter Park Bank shall give written notice thereof to the Holder. Upon the written request of the Holder given within ten days after receipt of any such notice from Winter Park Bank, Winter Park Bank shall, except as herein provided, cause all shares of Winter Park Common which the Holder shall request be included in such registration statement to be so included; provided, however, that nothing herein shall prevent Winter Park Bank from abandoning or delaying any registration at any time; and provided, further, that if Winter Park Bank decides not to proceed with a registration after the registration statement has been filed with the appropriate regulatory agency and Winter Park Bank's decision not to proceed is primarily based upon the anticipated public offering price of the securities to be sold by Winter Park Bank, Winter Park Bank shall promptly complete the registration for the benefit of the Holder if the Holder agrees to bear all additional and incremental expenses incurred by Winter Park Bank as the result of such registration after Winter Park Bank has decided not to proceed. If any registration pursuant to this Section shall be underwritten in whole or in part, the Holder may require that any shares of Winter Park Common requested for inclusion pursuant to this Section be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. In the event that the shares of Winter Park Common requested for inclusion pursuant to this Section would constitute more than 25 percent of the total number of shares to be included in a proposed underwritten public offering, and if in the good faith judgment of the managing underwriter of such public offering the inclusion of all of such shares would interfere with the successful marketing of the shares of being offered by Winter Park Bank, the number of shares otherwise to be included in the underwritten public offering hereunder may be reduced; provided, however, that after any such required reduction, the shares of Winter Park Common to be included in such offering for the account of the Holder shall constitute at least 25 percent of the total number of shares to be included in such offering.

         SECTION 4. OBLIGATIONS OF WINTER PARK BANK IN CONNECTION WITH A REGISTRATION. If and whenever Winter Park Bank is required by the provisions of Sections 2 or 3 hereof to effect the registration of any shares of Winter Park Common under the Registration Provisions, Winter Park Bank shall:

                  (a) prepare and file with the appropriate regulatory agency a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for such period as may be reasonably necessary to effect the sale of such securities, not to exceed nine months;

                  (b) prepare and file with the appropriate regulatory agency such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective for such period as may be reasonably necessary to effect the sale of such securities, not to exceed nine months;

                  (c) furnish to the Holder and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, amendments thereto, preliminary prospectus, final prospectus, and such other documents as the Holder or such underwriters may reasonably request in order to facilitate the public offering of such securities;

                  (d) use its best efforts to register or qualify the securities covered by such registration statement under such state securities or blue sky laws of such jurisdictions as the Holder or such underwriters may reasonably request; provided that Winter Park Bank shall not be required by virtue hereof to submit to the general jurisdiction of any state;

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                  (e) notify the Holder, promptly after Winter Park Bank shall receive notice thereof, of the time when such registration statement or any post-effective amendment thereof has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

                  (f) notify the Holder promptly of any request by the appropriate regulatory agency for the amending or supplementing of such registration statement or prospectus or for additional information;

                  (g) prepare and file with the appropriate regulatory agency, promptly upon the request of the Holder, any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for the Holder (and concurred in by counsel for Winter Park Bank), is required under the Regulatory Provisions or the rules and regulations promulgated thereunder in connection with the distribution of the shares of Winter Park Common by the Holder;

                  (h) prepare and promptly file with the appropriate regulatory agency such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus is required to be delivered under the Regulatory Provisions, any event shall have occurred as the result of which such prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading;

                  (i) advise the Holder, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the appropriate regulatory agency suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued; and

                  (j) at the request of the Holder, furnish on the date or dates provided for in the underwriting agreement: (i) an opinion or opinions of the counsel representing Winter Park Bank for the purposes of such registration, addressed to the underwriters and to the Holder, covering such matters as such underwriters and the Holder may reasonably request and as are customarily covered by issuer's counsel at that time; and (ii) a letter or letters from the independent certified public accountants of Winter Park Bank, addressed to the underwriters and to the Holder, covering such matters as such underwriters or the Holder may reasonably request, in which letters such accountants shall state (without limiting the generality of the foregoing) that they are independent certified public accountants within the meaning of the Registration Provisions and that, in the opinion of such accountants, the financial statements and other financial data of Winter Park Bank included in the registration statement or any amendment or supplement thereto comply in all material respects with the applicable accounting requirements of the Registration Provisions.

         SECTION 5. EXPENSES OF REGISTRATION. With respect to a registration requested pursuant to Section 2 hereof and with respect to each inclusion of shares of Winter Park Common in a registration statement pursuant to Section 3 hereof, Winter Park Bank shall bear the following fees, costs, and expenses: all registration, stock exchange listing and NASD fees, printing expenses, fees and disbursements of counsel and accountants for Winter Park Bank, fees and disbursements of counsel for the underwriter or underwriters of such securities (if Winter Park Bank and/or the Holder are required to bear such fees and disbursements), and all legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdictions in which the securities to be offered are to be registered or qualified. Fees and disbursements of counsel and accountants for the Holder, underwriting discounts and commissions, and transfer taxes relating to the Winter Park Common being sold for the Holder, and any other expenses incurred by the Holder not expressly included above shall be borne by the Holder.

         SECTION 6.  INDEMNIFICATION.

                  (a) Winter Park Bank shall indemnify and hold harmless the Holder, any underwriter (as defined in the Registration Provisions) for the Holder, and each person, if any, who controls the Holder or such underwriter within the meaning of the Registration Provisions, from and against any and all loss, damage, liability, cost, and expense to which the Holder or any such underwriter or controlling person may become subject under the Registration Provisions or otherwise, insofar as such losses, damages, liabilities, costs, or expenses are caused by any untrue statement or alleged

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untrue statement of any material fact contained in any registration statement filed pursuant to Section 4 hereof, any prospectus or preliminary prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading; provided, however, that Winter Park Bank will not be liable in any such case to the extent that any such loss, damage, liability, cost, or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by the Holder, such underwriter, or such controlling persons in writing specifically for use in the preparation thereof and Winter Park Bank and each officer, director, and controlling person of Winter Park Bank shall be indemnified by Holder or by such underwriter, as the case may be, for all such losses, damages, liabilities, costs, or expenses caused by any untrue or alleged untrue statement that was included by Winter Park Bank in any such registration statement or any prospectus or preliminary prospectus contained therein, or any amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to Winter Park Bank by Holder or such underwriter, as the case may be, expressly for such use.

                  (b) Promptly after receipt by an indemnified party pursuant to the provisions of paragraph (a) of this Section 6 of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party shall, if a claim thereof is to be made against Winter Park Bank pursuant to the provision of such paragraph (a), promptly notify Winter Park Bank of the commencement thereof; but the omission to so notify Winter Park Bank will not relieve it from any liability which it may have to any indemnified party otherwise hereunder. In case such action is brought against any indemnified party and such indemnified party notifies Winter Park Bank of the commencement thereof, Winter Park Bank shall have the right to participate in and, to the extent that it may wish to do so, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, if the defendants in any action include both the indemnified party and Winter Park Bank and there is a conflict of interest which would prevent counsel for Winter Park Bank from also representing the indemnified party, the indemnified party or parties shall have the right to select one separate counsel to participate in the defense of such action on behalf of such indemnified party or parties. After notice from Winter Park Bank to such indemnified party of its election so to assume the defense of any such action, the indemnified party shall have the right to participate in such action and to retain its own counsel, but Winter Park Bank shall not be required to indemnify and hold harmless the indemnified party pursuant to the provisions of such paragraph (a) for any legal fees or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, other than reasonable costs of investigation, unless (i) the indemnified party shall have employed separate counsel in accordance with the provisions of the preceding sentence of this paragraph (b), (ii) Winter Park Bank shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action, or (iii) Winter Park Bank has authorized the employment of counsel for the indemnified party at the expense of Winter Park Bank.

                  (c) If recovery is not available under the foregoing indemnification provisions, for any reason other than as specified therein, the parties entitled to indemnification by the terms thereof shall be entitled to contribution to liabilities and expenses, except to the extent that contribution is not permitted under the Registration Provisions. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and any other equitable considerations appropriate under the circumstances.

         SECTION 7.        REPURCHASE RIGHTS.

                  (a) At any time after the Warrant becomes exercisable and prior to the expiration of the Warrant, in accordance with the terms thereof:

                   (i) Winter Park Bank may, and upon the written request of the Holder, Winter Park Bank shall, repurchase the Warrant from the Holder at a price (the "Warrant Repurchase Price") equal to the difference between the "Market/Offer Price" (as defined in paragraph (b) below) and the Exercise Price, multiplied by the number of shares for which the Warrant may then be exercised, in the aggregate, but only if the Market/Offer Price is greater than the Exercise Price; and

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                  (ii) Winter Park Bank may, and upon the written request of the owner (the "Owner") of any shares of Winter Park Common purchased pursuant to an exercise of the Warrant ("Warrant Stock"), Winter Park Bank shall, repurchase all of the shares of Warrant Stock held by such Owner at a price (the "Warrant Stock Repurchase Price") equal to the number of shares to be repurchased hereunder multiplied by the greater of the Exercise Price and the Market/Offer Price.

                  (b) For purposes of paragraph (a) of this Section 7, the "Market/Offer Price" shall mean the highest of (i) the price per share at which a tender offer or exchange offer for shares of Winter Park Common has been made,
(ii) the price per share of Winter Park Common to be paid by any third party pursuant to an agreement with Winter Park Bank, and (iii) the highest closing price for shares of Winter Park Common within the 4-month period immediately preceding the date the Holder gives notice of the required repurchase of the Warrant or the Owner gives notice of the required repurchase of Warrant Stock, as appropriate. In the event that an exchange offer is made or an agreement is entered into for a merger or consolidation involving consideration other than cash, the value of the securities or other property issuable or deliverable in exchange for Winter Park Common shall be determined by a nationally recognized investment banking firm mutually acceptable to the parties hereto.

                  (c) The Holder and the Owner may exercise their respective rights to require Winter Park Bank to repurchase the Warrant or the Warrant Stock pursuant to this Section 7 by surrendering for such purpose to Winter Park Bank, at its principal office, the Warrant or certificates for shares of Warrant Stock, as the case may be, free and clear of any liens, claims, encumbrances, or rights of third parties of any kind, accompanied by a written notice or notices stating that the Holder or the Owner, as the case may be, requests Winter Park Bank to repurchase such Warrant or Warrant Stock in accordance with the provisions of this Section 7. Subject to the last proviso of paragraph 7(d) below, as promptly as practicable, and in any event within five business days after the surrender of the Warrant or certificates representing shares of Warrant Stock and the receipt of such notice or notices relating thereto, Winter Park Bank shall deliver or cause to be delivered to the Holder or Owner the Warrant Repurchase Price or the Warrant Stock Repurchase Price therefor, as applicable, or the portion thereof which Winter Park Bank is not then prohibited under applicable law and regulation from so delivering.

                  (d) To the extent that Winter Park Bank is prohibited under applicable law or regulation, or as a result of administrative or judicial action, from repurchasing the Warrant and/or the Warrant Stock in full at any time that it may be required to do so hereunder, Winter Park Bank shall immediately so notify the Holder and/or the Owner and thereafter deliver or cause to be delivered, from time to time, to the Holder and/or the Owner, as appropriate, the portion of the Warrant Repurchase Price and the Warrant Stock Repurchase Price, respectively, which it is no longer prohibited from delivering, within five business days after the date on which Winter Park Bank is no longer so prohibited. Upon receipt of such notice from Winter Park Bank and for a period of 15 days thereafter, the Holder and/or Owner may revoke its notice of repurchase of the Warrant and/or Warrant Stock by written notice to Winter Park Bank at its principal office stating that the Holder and/or the Owner elects to revoke its election to exercise its right to require Winter Park Bank to repurchase the Warrant and/or Warrant Stock, whereupon Winter Park Bank will promptly deliver to the Holder and/or Owner the Warrant and/or certificates representing shares of Warrant Stock surrendered to Winter Park Bank for purposes of such repurchase. Whether or not such election is revoked, Winter Park Bank hereby agrees to use its best efforts to obtain all required legal and regulatory approvals necessary to permit Winter Park Bank to repurchase the Warrant and/or the Warrant Stock as promptly as practicable.

         SECTION 8. ASSIGNMENT; ASSUMPTION OF OBLIGATIONS UNDER THIS AGREEMENT. Neither this Agreement nor any of the rights, interests, or obligations hereunder or under the Warrant shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party, except that Holder may assign its rights hereunder (A) in whole but not in part to any affiliate of Holder included in its consolidated group at any time and (B) in whole or in part after the occurrence of any event described in paragraph 1(a) of the Warrant as a result of which the Warrant shall be exercisable. Winter Park Bank will not enter into any transaction described in paragraph 5(a) of the Warrant unless the "Acquiring Corporation" (as that term is defined in the Warrant) assumes in writing all the obligations of Winter Park Bank hereunder.

         SECTION 9. REMEDIES. Without limiting the foregoing or any remedies available to the Holder, Winter Park Bank specifically acknowledges that neither Huntington nor any successor holder of the Warrant would have an

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adequate remedy at law for any breach of this Warrant Purchase Agreement and
Winter Park Bank hereby agrees that Huntington and any successor holder of the Warrant shall be entitled to specific performance of the obligations of Winter Park Bank hereunder and injunctive relief against actual or threatened violations of the provisions hereof.

         SECTION 10. TERMINATION. This Agreement will terminate upon a termination of the Warrant in accordance with Section 9 thereof.

         IN WITNESS WHEREOF, the parties hereto have executed this Warrant Purchase Agreement as of the day and year first above written.

                                          HUNTINGTON BANCSHARES INCORPORATED

                                          By: /s/Zuheir Sofia
                                             ---------------------------------
                                               Zuheir Sofia, President

                                          THE BANK OF WINTER PARK

                                           By: /s/ Robert S. Harrell
                                              ---------------------------------
                                              Robert S. Harrell, Chairman

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